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                                                                    EXHIBIT 23-A



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Zila, Inc. on Form S-4 of our reports dated October 12, 1995, appearing in the Annual Report on Form 10-K of Zila, Inc. for the year ended July 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
Phoenix, Arizona

August 12, 1996